SECURITES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         GOLDEN CHOICE FOODS CORPORATION
             (Exact name of registrant as specified in its charter)

      Nevada                       8400                             33-0903004
(State or other          (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of           Classification Code Number)            Identified No.)
  organization)

                       180 Newport Center Drive, Suite 180
                             Newport Beach, CA 92660
                                 (949) 720-8470

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            JOSEPH R. RODRIGUEZ, JR.
                         Golden Choice Foods Corporation
                       180 Newport Center Drive, Suite 180
                             Newport Beach, CA 92660
                                 (949) 720-8470

(Name, address, including zip code, and telephone number, including area code, of agent for services)

                                   Copies to:
                              GARY R. HENRIE, ESQ.
                               FABIAN & CLENDENIN
                           215 South State, 12th Floor
                           Salt Lake City, Utah 84111
                                 (801) 531-8900
                               Fax: (801) 531-1716

                Approximate date of commencement of proposed sale
                  of the securities to the public: from time to
                 time after this registration statement becomes
                                   effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.______

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the folling box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ______

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ______

                         Calculation of Registration Fee



Title of each class of securities           Amount to be            Proposed        Proposed Maximum       Amount of
        to be registered                     Registered         Maximum offering   Aggregate offering   registration fee
                                                                price per share           price
--------------------------------------- ---------------------- ------------------- -------------------- -----------------

Common Stock ($0.001 per value)                 2,638,908           $2.00(1)          $5,277,816.00        $1,393.35

--------------------------------------- ---------------------- ------------------- -------------------- -----------------

Total                                           2,638,908           $2.00(1)          $5,277,816.00        $1,393.35


(1) Selling shareholder's stock registration fee was based on a bona fide estimate of the maximum offering price pursuant to Rule 457(a) of Regulation C.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective time until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

                               P R O S P E C T U S

                         GOLDEN CHOICE FOODS CORPORATION

                       2,638,908 shares of common stock(1)

(1) The 2,638,908 shares of common stock (the "Shares") are issued and outstanding shares owned by the persons specified in this Prospectus under the caption "selling security holders." Golden Choice Foods Corporation will receive no part of the proceeds from the sale of the 2,638,908 Shares.

                             ----------------------

    Investing in Golden Choice Foods Corporation involves significant risks.
          Investors need to read the "Risk Factors" beginning on page 3

                             ----------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The 2,638,908 shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.


The selling securities holders may from time to time sell the Shares on any securities exchange or automated quotation system on which our common stock may be listed on traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then correct market price or at negotiated prices. The Shares may be sold directly or through brokers or dealers. We note that our common stock is not listed on any exchange or quotation system at the present time.


                    The Date of this prospectus is May      , 2000

                                  RISK FACTORS



Golden Choice's limited operating history increases the risk of loss to pruchasers of Shares.

         Even though Golden Choice has been conducting full operations for some time, as of yet its operations are not profitable. Unless operations become profitable in the near future it will still be uncertain as to whether we can continue successfully implementing our business plan or that we will ever operate profitably.

If Golden Choice does not obtain enough money to continue to operate, purchasers of Shares will lose their investment.

         With the exception of the rights to products we have developed and the value inherent in contractual relationships with manufacturers and vendors, we have no significant assets or operating capital. Golden Choice is dependent upon receipt of investment capital to provide the working capital necessary to continue product development. We have no commitments at the present time for additional cash funding. At present we have plans to seek funding which we hope will move us to internal funding and profitability. However, there is no guarantee additional funding will be available to Golden Choice on acceptable terms, if at all.

Purchasers of Shares must rely on the services of the officers and directors for the success of their investment.

         Golden Choice relies exclusively on the expertise of its officers and directors for the development and distribution of product The ability of Golden Choice to develop products that will be attractive to the market place would be significantly compromised if current officers and directors are either unable or unwilling to perform these responsibilities. We do not carry key person life insurance with respect to the officers and directors.

Purchasers of Shares may lose their investment if Golden Choice's products are not accepted in the market place.

         Golden Choice's business plan is based upon the assumption that the U.S. consumer will be interested in its snack food products. We cannot determine with any accuracy the size of market for our particular products or the market share Golden Choice will be able control. An investor's investment may be lost if Golden Choice is not successful in obtaining acceptance of its products into the market place.

If Golden Choice does not develop a public trading market for its common shares, it is unlikely purchasers in the offering will be able to liquidate their investments.

         Following the offering, it is the intention of Golden Choice to seek a quotation on the OTC bulletin board and to establish a public trading market for its common shares. If Golden Choice does not succeed in developing a public trading market, an investor can only liquidate his or her investment through a private sale of the investors shares. Golden Choice believes a private sale of its common shares would be very difficult to arrange. Golden Choice believes that it will be able to obtain a quotation on the OTC bulletin board and to develop a public trading market for its common shares. However, Golden Choice's success in accomplishing these intentions cannot be assured.

A purchaser is purchasing penny stock which limits the ability of the purchaser to sell the stock.

         The shares offered in this offering constitute penny stock under the Securities and Exchange Act. The Shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in Golden Choice will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Commission. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

                                 USE OF PROCEEDS

         The proceeds from the sale of Shares will belong to the applicable selling shareholders and will not be available for use by Golden Choice. Accordingly, Golden Choice will have no use of the proceeds of any sale.

                         DETERMINATION OF OFFERING PRICE

         The offering price of the selling shareholders was calculated pursuant to Rule 457(c) of Regulation C using a price at which Golden Choice hopes to able to raise capital at in a private offering in the near future.

                                    DILUTION

         On March 31, 2000, Golden Choice had a net book value of $161,684 or $0.008 per share, based on 19,643,274 shares outstanding after giving effect to the stock split on June 1, 2000. The net tangible book value per share is equal to Golden Choice's total tangible assets, less its total liabilities and divided by its total number of shares of common stock outstanding. Accordingly, any purchase of Shares would represent an approximate 99% dilution in the purchaser's investment when viewed as ownership of a percentage of net tangible book value. Any investment decision to purchase Shares must be premised upon an expectation of profitability by Golden Choice in the future.

                            SELLING SECURITY HOLDERS

         The following table sets forth the number of Shares which may be offered for sale from time to time by the selling security holders. The Shares offered for sale constitute all of the shares known to Golden Choice to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with Golden Choice nor has any had a material relationship with digitalpreviews.com other than being an investor.

Selling Security Holder                                Number of Shares Offered
-----------------------                                ------------------------
Paula Averyt                                                      38,000
Paul Stevich                                                      20,000
Robert Reeves                                                     38,000
Jeffrey A. & Kim M. Haar                                          38,000
Edmond J. Harris                                                  20,000
Ron Rau, Sally Schulte, Tori Lynch                                20,000
Terry S. Brand                                                    38,000
Metal Suppy Company                                               38,000
Ron Rau, Sally Schulte, Tori Lynch                                10,000
Robert Reeves                                                     38,000
Everett David Busk                                                38,000
Michael Pruitt                                                    38,000
Calvin Byrd                                                       19,000
Raymond Byrd                                                      19,000

George Veronis- IRA account                                       19,000
Paul Brunner                                                      38,000
Jim  Riley                                                        27,000
Emanuel Selya                                                     38,000
Joseph Cerni                                                      38,000
Howard and Joy Brand                                              19,000
Merlin Corbin                                                     38,000
Bob Rand                                                          38,000
Scott Gill                                                        38,000
Gareth Davies                                                     19,000
Robert & Rebekha Tapie                                            21,800
Dale Davis                                                        38,000
Lyle Trager                                                       38,000
Bower Family Trust                                                76,000
David Duncan                                                      29,500
Russell J. Singer Trustee                                         40,000
Robert Jr & Mary Jenkins                                          19,000
Richard Ableser revocable L trust                                 19,000
David H. Euzarraga                                                51,134
Dayle Reimer                                                      20,000
Gary James Jason                                                  20,000
Guy Edwards                                                       38,000
Alan C. Sickman                                                   19,000
Roger D. May                                                      38,000
Susan N. Iguchi                                                   38,000
Lesslie D. Manley                                                 38,000
Ronald M. Greenburg                                               38,000
John & Marlene Javage                                             38,000
Michael P. Trcka                                                  19,000
Fairwinds Investments, Lltd                                       38,332
Jeffrey J. Ross                                                   42,668
David Euzarraga                                                   37,144
Lance Hall                                                       135,198
Jeff Ross                                                         14,000
Guy Edwards                                                        3,800
Charlie Radovich                                                   5,332
Newport Capital Consultants, Inc.                                600,000
The Search For Value                                             400,000
                                                             -----------

         Golden Choice will pay all expenses in connection with the registration and sale of the shares, except any selling commissions or discounts allowable to sell the shares, fees, and disbursements of counsel and other representatives of the selling security holders, and any stock transfer taxes payable by reason of any sale.

                              PLAN OF DISTRIBUTION

         The selling shareholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the Shares, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell the shares short and redeliver the shares to close out the short positions. The selling shareholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling shareholders may enter into, from time to time, other types of hedging transactions.

         The selling shareholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, or which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Shareholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. IN addition, and without limiting the foregoing, the selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Shareholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

         It should be noted that notwithstanding any of the foregoing discussion in this section on plan of distribution, at the present time the common shares of Golden Choice are not listed on any exchange or quoting service nor does any public market exist for the shares. It remains uncertain at the present time whether this offering will create a public market for the common shares.

                                LEGAL PROCEEDINGS

         As of the date of this prospectus, there is no pending litigation involving Golden Choice.

                           MANAGEMENT OF Golden Choice

         The following table sets forth the names, ages, and positions with the Company for each of the directors and officers of the Company.


Name                                Age              Position (1)                              Since

Richard Damion                      57               Chairman and Director                     1996

Joseph R. Rodriguez, Jr.            51               CEO, CFO and Director                     1996

A. R. "Bud" Grandsaert, Jr.         58               President and Director                    1998


(1) All executive officers are elected by the Board and hold office until the next Annual Meeting of shareholders and until their successors are elected and qualify.

The following information on the business experience of each director and officer.

         Richard Damion has been chairman of the Company since it began operations in 1996. From 1992 through 1996 he was the president and CEO of Pacific Snax Corporation, a snack food company where he was in charge of general operations and product development.

         Joseph R. Rodriguez, Jr. has been CEO of the Company since 1996. From 1987 through 1995, Mr. Rodriguez was the president of EFC Mortgage Corporation where he was responsible for operations and secondary marketing.

         A. R. "Bud" Grandsaert, Jr. has been president of the Company since 1998. From 1996 through 1998, Mr. Grandsaert was the president of Cocktails International. From 1991 through 1996 he was executive V. P. of sales and marketing with Dioptic Medical Products.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth as of April 19, 2000, the number and percentage of the outstanding shares of common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.


                                                              Common                    Percent of
Name and Address                                              Shares                    Class (1)

Richard Damion (2)                                            3,158,566                 15.15%
180 Newport Center Drive, Suite 180
Newport Beach, CA  92660

Joseph R. Rodriguez, Jr. (3)                                  4,590,000                 22.02%
180 Newport Center Drive, Suite 180
Newport Beach, CA  92660

A. R. "Bud" Grandsaert, Jr. (4)                                 925,000                  4.63%
180 Newport Center Drive, Suite 180
Newport Beach, CA  92660

David H. Euzarraga                                            1,400,000                 7.13%
No. 2 Robin Hill Lane
Lagoona Hills, CA  92653

All Executive officers and
    Directors as a Group (three) (5)                          8,673,566                 38.78%


(1) All percentages are calculated by giving effect to the potential exercise of options held by the applicable person, entity or group, but without giving effect to the potential exercise of options held by any other person, entity or group.

(2) Of the 3,158,566 common shares held by Mr. Damion, 1,958,566 shares are owned outright. The remaining 1,200,000 shares are shares which can be acquired by Mr. Damion through the exercise of options. The option price on 1,200,000 of the shares is $.25 per share.


(3) Of the 4,590,000 common shares held by Mr. Rodriguez, 3,390,000 shares are owned outright. The remaining 1,200,000 shares are shares which can be acquired by Mr. Rodriguez through the exercise of options. The option price on 1,200,000 of the shares is $.25 per share.

(4) Of the 925,000 common shares held by Mr. Grandsaert, 600,000 shares are owned outright. The remaining 325,000 shares are shares which can be acquired by Mr. Grandsaert through the exercise of options. The option price on 325,000 of the shares is $.25 per share.

(5) The 8,673,566 common shares represented are the aggregate of shares held by Messrs. Damion, Rodriguez and Grandsaert. See footnotes (2),
         (3), and (4) above for the explanation of the beneficial ownership of the shares.

                 DESCRIPTION OF THE SECURITIES OF Golden Choice

         The Company is authorized to issue 50,000,000 shares of common stock, par value $0.001 per share, of which 19,643,274 shares are issued and outstanding. Since March 31, 2000, the common shares of the Company underwent a forward split on a 2 for 1 basis, which accounts for most of the increase in common shares outstanding over that reported in the financial statements. Holders of common stock are entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of common stock do not carry cumulative voting rights, and therefore, holders of a majority of the outstanding shares of common stock will be able to elect the entire board of directors, and if they do so, minority shareholders would not be able to elect any members to the board of directors. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of common stock, which would reduce the percentage ownership of the Company by its present shareholders and which might dilute the book value of outstanding shares.

         Shareholders of the Company have no pre-emptive rights to acquire additional shares of common stock. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities and any preference in liquidation on preferred stock of the Company then outstanding. The Shares offered by the Company, when issued, will be fully paid and non-assessable.

         Holders of common stock are entitled to receive such dividends as the board of directors may from time to time declare out of funds legally available for the payment of dividends, after payment of any preference on preferred stock then outstanding. The Company has not paid dividends on its common stock, and does not anticipate that it will pay dividends in the foreseeable future.

         We intend to raise $7,000,000 in equity capital through the private placement of common shares in the near future. We intend that the private placement will be exempt from registration under Rule 506 of Regulation D. If and as the money is raised, this registration statement will be amended as necessary to reflect all material changes in the prospectus.

         The Transfer Agent and Registrar for the common stock will be Colonial Stock Transfer, 455 E. 400 South, Suite 100, Salt Lake City, Utah 84111 (801) 355-5740, fax (801) 355-6505.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         No "expert" as that term is defined pursuant to Section 228.509(a) of Regulation S-B, or the "counsel" of Golden Choice as that term is defined pursuant to Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in Golden Choice, or was a promoter, underwriter, voting trustee, director, officer, or employee of Golden Choice at any time prior to the filing of this registration statement.

               DISCLOSURE OF COMMSSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Golden Choice's articles of incorporation provide that Golden Choice will indemnify any officer, director or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareowner protection. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Golden Choice pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Corporate History

         Golden Choice Foods Corporation was incorporated in April 1996 pursuant to the laws of the state of Delaware. On June 1, 2000, Golden Choice was redomiciled in the state of Nevada. At the time Golden Choice was redomiciled, its common shares were forward split on a 2 for 1 basis.

General Overview

         Golden Choice is a developer and marketer of innovative snack food products. The purpose of Golden Choice is stated in its corporate mission statement:

         To become the preeminent manufacturer and marketer of innovative snack food products; representing the "cutting edge" to both the consumer and the snack food industry.

         Golden Choice has engaged in product development for the past two and a half years. The result of which has been the issuance of two U.S. Design Patents. In November 1998 Golden Choice successfully introduced the first of these patented products: "G.O.T. Fries TM" - A Crinkle-Cut French Fry Style Snack into the marketplace. Also during this time, the Company has developed significant associations with various national sales organizations which affords the Company a national selling presence in the four major snack food segments:
Grocery, Mass Merchandise, Food Service, and Vending. "G.O.T. Fries TM" was introduced in November 1998 in Vending and in February 1999 in Retail. "AW-Shucks TM" - Corn off the Cob, will probably be introduced during the third quarter of 2000.

         Golden Choice Foods is positioned for rapid growth. Additional new products will be introduced in 2000 adding to continued expansion of the Company. Product alone does not make a company successful. The best idea or product still requires execution and capital. Management has been planning and preparing for the anticipated growth, and is committed to achieving optimum results. The requisite capital is the only remaining ingredient.


The products (trade marks, brands, & patents)

         The Company is proud of its "Golden Choice Foods R" logo. Management believes that there is an inherent value being created in its name, as the consumer becomes more aware of the quality of the products associated with "Golden Choice Foods R". The Company currently has two brands, "G.O.T. Fries TM", and "AW-Shucks TM" - Corn off the Cob. The Company has other potential brands under development. The timing of market introduction is to be determined.


         "G.O.T. Fries TM"

                  "G.O.T. Fries TM" (Great Original Tasting!), the first mainstream brand to be introduced into the consumer market by the Company, is a crinkle-cut French fry style snack. "G.O.T. Fries TM" is the result of almost two years of research & development. Made from potato and corn, extruded, and baked to a light crunchy texture, they are a true low fat snack with an extraordinarily high flavor profile. It cannot be overemphasized that their originality has been recognized with the issuance of a US design patent. "G.O.T. Fries TM" are currently available in three flavors: "All American", "Southwestern", and "Traditional Lightly Salted".

                  We believe "G.O.T. Fries TM" is as unique a product to enter the snack food industry as any in the past twenty years. We believe it stands alone on the chip aisle without a direct competitor. It is a product that is identifiable and recognizable to all consumers. The French fry is one of the most popular foods in America. MacDonald's, alone, sells over nine million (9,000,000) orders of French-fries per day. Sandwich shops, not possessing a deep fryer, want a product that will attract French-fry customers. "G.O.T. Fries TM" appears to be the first potential product to fill this requirement, particularly because it is microwavable. "G.O.T. Fries TM" also benefits indirectly from the advertising by the "Milk Industry" - with its GOT MILK campaign.

         "AW-Shucks TM" - Corn off the Cob

                  "AW-Shucks  TM", a corn based product,  is the Company's third major brand entry. It is presently expected to be introduced during the fourth quarter of 2000. "AW-Shucks TM", also has been awarded a design patent now. This unique snack will be marketed along with "G.O.T. Fries TM" in all of the major snack venues. The "AW-Shucks TM" brand will be marketed in three flavors: "Roasted Corn", "Fajita Grill", and "Simply Butter". It looks just like it was sliced right off the cob. This fun snack will contain less than half the fat of Potato Chips. It is a baked, extruded snack, possessing great taste and sensational mouth-feel. Management expects it to have a major impact in the Salty Snack Category.

Other Products

         The Company has other products in development. Many of these are regional while others have national potential. Almost all of these products revolve around the Company's ability to manufacture unique, recognizable, 3-dimensional shapes; as well as Management's expertise with licensing. Most of these shapes are proprietary and timing of their introduction into the market has yet to be determined.

Product Development

         As is apparent from the current products the Company has developed and subsequently patented, Management believes it can formulate other product opportunities that will be successful in the consumer market. The Company has several unique projects in various stages of development. Management takes great pride in its hands-on approach to product development. Much of its time is spent on creating new and unique opportunities. The Company works with various flavor-creators, to formulate new and interesting seasonings. It also draws on the creative artistry of advertising agencies and independent artists. The management team is experienced, and knowledgeable, in the operation of all equipment utilized in the extrusion manufacturing process.

Manufacturing and Quality Control

         At this time the Company manufactures all of its products through the use of subcontractors called "Co-Packers". The Company evaluates potential candidates thoroughly in its selection process. A candidate must be in compliance with all federal, state, and local government regulations. To be considered, candidates must also be well capitalized, possess the necessary production capacity, and have a reputation for quality production. The Company provides the technical knowledge, skills, and training required to manufacture and quality control its products, to its standards. Each co-packer must maintain a lab staffed with trained quality control personnel, capable of performing the required tests established by the Company. Strict adherence to quality control standards is a must.

         The Company currently co-packs its products in Illinois and Southern California. It's co-packer in Illinois is Pate Foods located in South Beloit, Illinois. Pate Foods is a significant snack food and bakery manufacturer in the Midwest. Pate operates a snack facility and a bakery, of approximately one hundred eighty thousand (180,000) square feet. Pate and its sister plant in Fort Wayne, Indiana, have the capacity to produce in excess of five hundred thousand (500,000) cases of product per month for the Company, with the ability to expand.

         Pate Foods was chosen as the Company's first co-packer, primarily because of its strategic location. A major cost element in the snack food industry is the high cost of freight. However, the Company will begin manufacturing on the West Coast within 30 days and on the East Coast within the next six to nine months in order to further reduce shipping costs. To facilitate this expansion, the Company will spend minimal capital resources. The Company may purchase some extrusion equipment if it deems it to be in its best interest.

Distribution

         As was mentioned above, freight is one of the Company's most significant costs. As a result of this, management continues to find and implement strategies for reducing the cost of shipping. Two current strategies are outlined below.

         Rather than assume the financial burden of a full time shipping department, the Company contracted the services of a transportation services agency, Meredoc Transportation Services (See Management Team). For a monthly flat fee and a percentage of the actual cost of the shipment, Meredoc acts as the shipping department for the Company and will coordinate all shipments from future plant locations as well.

Business Strategy

         The Company's three year objective is to reach over three million five hundred thousand dollars ($3,500,000) in sales volume by December of 2000, over twelve million six hundred thousand dollars ($12,600,000) by December of 2001, and over twenty four million dollars ($24,000,000) by December 2002. Although the projections may appear aggressive management feels that they actually are conservative considering the size of the category and the potential for a new innovative snack such as "G.O.T. Fries TM". During this time period, Management does plan new product introductions, however; they have not been factored into the financial projections. In order to accomplish this objective, Management must execute in the following areas: 1) Operations and 2) Sales.

Operations Overview

         For the purpose of this document, "Operations" shall refer to the integrated utilization of the following resources:

o         Financial Management (FM)
o         Accounting Department (AD)
o         Inventory Management (IM)
o         MIS Department (MIS)
o         Manufacturing (MF)
o         Distribution of Products (Shipping & Freight Management) (DP)

         Since the inception of the business, Management has maintained a policy that during the early growth years of the Company, any operation that can be subcontracted will be subcontracted. This gives the Company limited exposure to labor costs and greater flexibility in carrying out its business plan. In all operational areas, this provides the Company with complete services, from proven professionals, at reduced costs rather than increased staffing costs that are not practical at this time, thereby protecting the Company's profit margin.

         Of particular concern are the areas of (MF and (DP). These two strategic areas are the most likely to impact the Company, in terms of capital resources and its ability to meet its customer's demands for on-time deliveries. By sub-contracting its manufacturing, cost of goods sold becomes a fixed cost, requiring less capital for production expense.

         Similarly, a full-service associate, experienced and proficient in all aspects of the transportation industry provides delivery and distribution of products. Although this service may initially cost marginally more than in-house employees may, it allows management the time to concentrate on growth and administrative needs.

         Included in this document is a brief resume under "STRATEGIC ALLIANCES" of each "Associate" responsible for the above operations. At this time, each "Associate" has the capacity to handle the expected rate of growth. As growth increases, Management can expand as needed. The Company's ability to manufacture and deliver its products on a timely basis is of critical importance to the Company and its customers. These systems give the Company that capability.

         In considering the importance of these strategies, Management has selected an established and well-respected co-packer to manufacture its products. This manufacturer has more than enough capacity to meet the Company's needs, throughout the growth projection period, and is centrally located in the greater metropolitan area of Chicago, Illinois. As sales increase, Management will select other co-packers, strategically located in areas of concentrated sales. This will reduce the cost of shipping, and will provide other advantages, which will further reduce costs.

Sales Overview

         The Company will focus the sale of its products in the following market segments:

o         Retail (Grocery Chains, Food Markets, & Drug Stores)
o         Mass Merchandisers
o         Food Service (Sandwich Shops, Arenas, Stadiums, etc.)
o         Vending and Convenience Stores
o         Club Stores

         Management expects the Company's growth to come primarily from Retail, Vending and Food Service. In order to accomplish this, the Company has entered into arrangements with two national sales organizations: ABNetwork (ABN) and National Vend Brokers Association (NVBA). ABN is responsible for Retail and Mass Merchandise and NVBA is responsible for Vending and Convenience stores. Management also is finalizing a contract with a national organization for Food Service. With these sales organizations in place, the Company has over ten thousand (10,000) sales representatives working throughout the United States and Canada. Through these sales organizations and Management's own contacts, it has access to every major account that the Company would like to have as a customer. By mid-July the Company will send product and sales kits to key members of each of the selling networks, including selected regional and national distribution outlets. Management will schedule presentations for major national accounts such as Target, K-Mart, Subway stores, and others.

The Market

         As discussed earlier, every segment of retail is a target market for Golden Choice Foods. The most significant is the Grocery Industry; which is one of the largest and most competitive business sectors in our economy. Like many businesses, consolidation has been the operative word in the last few years. Of the total retail grocery business nationally, of two hundred and fifty billion dollars ($250,000,000,000), the top ten chains represent forty percent (44%) or one hundred and ten billion dollars ($110,000,000,000). Likewise, the suppliers or vendors to the retail trade are also merging. The result is that many of the consumer identifiable brands are part of large National and Multi-National companies, all competing for the precious selling space provided by the retail trade. While Fortune 500 companies own many of the "Household" names, over twenty thousand (20,000) different companies are represented in the average supermarket. The grocery business is truly a multi-varied, multi-opportunistic, and entrepreneurial microcosm of the American economy.

         Within the consumer goods retail business, the snack food industry is one of the largest and highest volume categories - a fifty billion-dollar ($50,000,000,000) business worldwide and over twenty billion dollars ($20,000,000,000) domestically. Growing at an annual rate of ten percent (10%), this "Power" category is dominated by one multinational company. However, this dominance presents many opportunities. Because snack foods appeal to nearly every consumer, regardless of demographics, literally every type of retailer - grocery chains, gas stations, mass merchandisers, food service, vending machines, drug stores, Military and Club stores carries some snack selections. These retailers are on the lookout for more varied sources of supply, not wishing to be dependent upon the dominant company. Consumers, ever fickle, are constantly looking for new snacks to try because snacks are an impulse driven purchase. To put these dynamics into statistical perspective, a one-tenth of one percent (.1%) share of the snack business represents fifty million dollars ($50,000,000) in business. That spells opportunity!

Sales and Marketing Strategy

         Because the snack business is essentially an impulse business, aggressive sales and marketing techniques are mandatory. The company is making every effort to court the trade to insure distribution, promotion and placement of "G.O.T. Fries TM". The Company also plans to use various promotions and advertising to create consumer awareness and trial of the product. Once the consumer tries "G.O.T. Fries TM", the company is confident of repeat purchases.

         Every class of trade and channel of distribution has different merchandising and promotion requirements. For example, one major grocery chain may require an "Every Day Low Price" (EDLP), while another, in the same market, may look for aggressive promotional support several times a year. Also, different classes of trade have different distribution or gross margin requirements. A "Club" store works on a lower gross margin than a mass merchandiser; which works on a lower gross margin than a grocery store; which works on a lower gross margin than a chain drug store. Some accounts want the product shipped to their warehouse for them to distribute to the stores. Others require the product shipped directly to each store and stocked on the shelves by a third party. The company has developed a comprehensive and flexible pricing, distribution and promotion schedule that is tailored for each class of trade and channel of distribution..

         Retail

                  The company feels the most significant volume opportunity lies with the Retail sector. Volume will be achieved through our recently installed national sales network. We are pleased to announce that the Company has contracted with ABNet, probably the most comprehensive and professional, retail sales brokerage organization in the country. ABNet members operate independently in their individual coverage areas representing different principals but as an entity it can execute true national coverage for a single brand. Their headquarters has a policy of seeking out high potential brands to align themselves with - "G.O.T. Fries TM" is one of two new brands selected by the group this year for a national rollout. Though the Company is very pleased to be associated with ABNet, it is clearly Management's intention to make as many Headquarters calls as possible representing its own interest.

         Vending

                  Vending represents a twofold opportunity for Golden Choice. The first is the obvious sales potential of vending. The Industry is twenty two billion dollars ($22,000,000,000) in sales with thousands of operators managing millions of vending machines. The other side of this opportunity is the exposure and sampling that this number of machines represents. This becomes a form of advertising or introduction for the retail package. We have initiated a contractual relationship with the National Vend Brokers Association ( NVBA), the largest and most professional vend sales organization in the country.

         Institutional - Food Service

                  This aspect of the business addresses schools, restaurants, hotels and in-plant facilities at major corporate centers. In total volume it is considerably larger than Vending, and represents larger opportunities. The Company has already met with senior management of Sysco Corp., the Nation's largest food service provider, and has been assured of several pilot programs. Also, a test has been promised in a region of the largest sandwich chain in the USA. A broker network is being assembled presently to address the two hundred billion dollar ($200,000,000,000) food service industry.

Competition

         First there is PepsiCo/Frito Lay, a twenty one billion dollar ($21,000,000,000) behemoth with approximately twenty five percent (25%) of the international snack food business and sixty percent (60%) of the domestic business. The other competitors represent an interesting mix. For the most part they fall into two groups: 1) local or regional suppliers of the basic core snacks: potato chips, tortilla chips, popcorn, pretzels or cheese puffs or 2) specialty companies, that provide much of the same basic products and shapes with different ingredients. Examples of these would be Pasta, Carrot, Terra, and Multi-Grain Chips. These two groups have produced a wide variety of choices to an increasing array of consumers. The established brands maintain their traditional market share, but the consumer clamors for something new.

         Golden Choice Foods, using proven ingredients and original seasonings, has developed totally new shapes and styles with unique production methods. This approach has resulted in the company's obtaining a rarely issued design patent from the US Patent Office, for its "G.O.T. Fries TM". Therefore, there is no specific brand, product, or group of products that currently competes or can compete directly with "G.O.T. Fries TM". On the other hand, every product in the snack aisle represents competition for the consumers' dollar. However, "G.O.T. Fries TM" appeals to both French fry and potato chip consumers, giving it a huge advantage in the snack aisle.

Employees

         The Company's operations are conducted primarily through the use of independent contractors. Independent contractors perform such duties as selling, manufacturing, shipping and even in-house accounting. Because of this operating structure, the Company has only three full time employees and no part time employees.

Government regulations

         As a developer and distributor of food products, the Company is subject to the "Federal Food, Drug and Cosmetic Act" and regulations promulgated thereunder, by the Food and Drug Administration ("FDA"). This comprehensive regulatory agency governs the manufacture (including composition and ingredients), labeling, packaging and safety of food. The FDA regulates manufacturing practices for foods through its current "good manufacturing practices" regulations, specifies the standards of identity of certain foods, including the products sold by the Company. It also stipulates the format and content of specific information mandatory on food product labels.

         In addition, the FDA enforces the Public Health Service Act, which regulates conduct required in preventing the transmission or spread of communicable diseases. The Company is also subject to state and local regulation, through the licensing of manufacturing facilities. State and local health agencies enforce standards for the Company's products; and inspects the Company's facilities (see Manufacturing, Co-Packers); and regulate the Company's trade practices.

         To monitor product quality, the Company maintains quality control programs during all stages of processing. Management believes that the Company's production and manufacturing practices comply with applicable government regulations.


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis should be read in conjunction with the information set forth in the audited financial statements for the year ended June 30, 1999 and June 30 1998 and for the unaudited financial statements as of March 31, 2000 and for the three month and nine month periods ended March 31, 2000 and 1999.

         The Company was formed in April 1996 in the state of Delaware and was redomiciled in the state of Nevada on June 1, 2000. Golden Choice is engaged in the wholesale distribution of snack food products. Sales of the Company's snack-food products commenced in fiscal year 1997.

         The Company's product for the past 21 months has consisted of its new potato based snack-food called "G.O.T. FRIES"TM. These products are produced to Company specifications by a third party food processor ("co-packer"). Individual product bags and shipping boxes are designed by the Company and provided to the

"co-packers". The Company currently produces in Chicago, Illinois, and San Bernardino, California. In general, the "co-packer" produces and packs the product while the Company maintains responsibility for shipping the products.

         The Company is concentrating its efforts on the distribution of "G.O.T. FRIES"TM through retail grocery chains, mass merchandisers, convenience stores and food service outlets. The Company plans to introduce one or two new products in fiscal year 1999.

Results of Operations for the Year Ended June 30, 1999.

         Net Sales. Net sales for the year ended June 30, 1999 compared to the year ended June 30, 1998 increased approximately 174% from $305,030 to $834,925. During the year ending June 1998 the Company sold through limited distribution, a Rice-snack product, while devoting most of its efforts in developing two new products "G.O.T. FRIES"TM and "AW-SHUCKS"TM, both of which the Company was successful in obtaining US Design Patents. As these new products neared completion, the Company, for lack of surplus capital, discontinued the sales of its Rice-snack in order to concentrate on building "G.O.T. FRIES"TM into a national brand. The company plans to reintroduce the Rice-snack product after it introduces "AW-SHUCKS"TM. The increase in sales can be attributed to the restructuring of the Company's product mix in favor of "G.O.T. FRIES"TM and redirecting its energies form research and development into product sales.

         Cost of Sales. The Cost of Sales for the year ended June 30, 1999 were $680,537 or approximately 82% of net sales, as compared to $269,756 or approximately 88% of net sales for the year ended June 30, 1998. Net profit margins were approximately 18% for the year ended June 30, 1999 and 12% of net sales for the year ended June 30, 1998. The decrease in cost of sales is primarily attributed to the decrease in obsolete and damaged inventory included in cost of sales. It decreased from approximately $92,000 for year ended June 30, 1998 to approximately $68,000 for the year ended June 30, 1999.

         Selling Expenses. Selling Expenses for the year ended June 30, 1999 compared to the year ended June 30, 1998 decrease from $309,904 to 180,090. This decrease was the result of the Company paying $100,000 less in retail slotting fees and a decrease is sales management salaries of $24,000. Selling expenses for the year ending June 30, 1998 included package design expenses of $61,566, advertising expenses of $14,255 and travel expenses of 4,800 that were directly related to the sales of "G.O.T. FRIES"TM which commenced sales in year ending June 30, 1999.

         General and Administrative expenses. General and Administrative expenses for the year ending June 30, 1999 increased to $206,381 from $200,955 for the year ending June 30, 1998. Although General and Administrative expenses increased by approximately $5,876, they decreased as a percentage of sales from approximately 66% to 24%.

         Other Income. Other income for the year ending June 30, 1999 increased to $17,792 from ($48) for the year ending June 30, 1998. This increase in Other Income was the result of a settlement with a vendor.

         Net Income (Loss). For the year ending June 30, 1999, the Company had net loss of $215,091 or $0.03 per share as compared to a net loss of $476,433 or $0.06 per share of the year ending June 30,1998. This decrease in the net loss to the Company was a direct result of an increase in sales.

         Liquidity and Capital Resources. Since its inception, the Company has financed its cash requirements from cash generated from operations, the sale of equity securities, vendor lines of credit and long-term and short-term debt. The Company's principal sources of liquidity as of June 30, 1999 consisted of approximately $4,265 in cash and cash equivalents and $122,624 in Accounts Receivable.

         Total assets increased from $109,965 as of the year ended June 30, 1998 to $378,171 for the year ended June 30, 1999. This increase of approximately 244% was due to an increase in Account Receivable of $109,204, an increase in inventories of $146,037 and a decrease in cash of $25,045. Total liabilities increased from $104,394 as of the year ended June 30, 1998 to $427,691 for the year ended June 30, 1999. The increase in Accounts payable to $324,706 accounted for most of the difference.

         The Total Shareholders Equity decreased from $5,571 as of the year ended June 30, 1998 to a deficit of $49,520 as of year ended June 30, 1999. This decrease in shareholders equity was limited in part by the raising of additional capital by the selling of common stock in the amount of $130,000.

Results of Operations for the nine-month periods ended March 31, 2000 and 1999.

         Net Sales. Net sales for the nine-month period ending March 31, 2000 compared to the nine-month period ending March 31, 1999 increased approximately 59% from $553,221 to $934,216. This increase was the result of a continuing expansion of the Company's customer base and because "G.O.T. FRIES"TM was only in the market place since October 1998.

         Cost of Sales. The Cost of Sales for the nine-month period ending March 31, 2000 were $704,033 or approximately 75% of net sales, as compared to $432,401 or approximately 78% of net sales for the nine-month period ending March 31, 1999. The percentage difference was the result of a larger amount of damaged and spoiled product in the nine-month period ending March 31, 1999.

         Selling Expenses. Selling expenses for the nine-month period ending March 31, 2000 were $166,106 or approximately 18% of net sales, as compared to $109,677 or approximately 20% of net sales for the nine-month period ending March 31, 1999. This difference is reflected in the slightly less Slotting fees that were paid, 4.4% verses 2.6%, for the nine-month periods ending March 31, 1999 and 2000.

         General and Administrative expenses. General and Administrative expenses for the nine-month period ending March 31, 2000 were $304,718 or approximately 33% of net sales, as compared to $139,257 or approximately 25% of net sales for the nine-month period ending March 31, 1999. This increase in General and Administrative expenses was the result of the addition of officer compensation during the nine-month period ending March 31, 2000.

         Other Income (Expense). Other Income for the nine-month period ending March 31, 2000, compared to the nine-month period ending March 31, 1999 decreased from $18,024 to ($7,646). This is mainley due to two factors. First, vendor refunds decreased and second, interest expense increased for short term borrowing by the Company from $1,593 for the period ending March 31, 1999 to $7,583 for the period ending March 31, 2000.

         Net Income (Loss). For the nine-month period ending March 31, 2000, the Company had a net loss of $249,125 or $0.03 per share as compared to a net loss of $110,090 or $0.01 per share for the nine-month period ending March 31, 19998. The loss increased from 20% of net sales for the nine-month period ending March

31, 1999, to 27% of net sales for the nine-month period ending March 31, 2000. This increase was due in part to the company initiating salaries for officers, and was mitigated with the volume of sales approaching a break-even figure.

Results of Operations for the three-month periods ended March 31, 2000 and 1999.

         Net Sales. Net sales for the three-month period ending March 31, 2000, compared to the three-month period ending March 31, 1999 increased approximately 19% from $338,590 to $404,167. This increase in net sales resulted from the continued expansion of the Company's customer base and because of the introduction of "GOT FRIES"TM in different bag sizes.

         Cost of Sales. The Cost of Sales for the three-month period ending March 31, 2000 were $300,717 or approximately 74% of net sales, as compared to $257,375 or approximately 76% of net sales for the three-month period ending December 31, 1999. The percentage difference was the result of a significant amount of damaged and spoiled product in the three-month period ending March 31, 1999.

         Selling Expenses. Selling expenses for the three-month period ending March 31, 2000, were $53,640 or approximately 13% of net sales, as compared to $58,096 or approximately 17% of net sales for the three-month period ending March 31, 1999. This decrease is due to the fact that slotting fees were significantly lower in the three-month period ending March 31, 2000.

         General and Administrative expenses. General and Administrative expenses for the three-month period ending March 31, 2000, were $111,839 or approximately 28% of net sales, as compared to $72,909 or approximately 22% of net sales for the three-month period ending March 31, 1999. This increase in General and Administrative expenses was the result of the addition of officer compensation during the three-month period ending March 31, 2000.

         Other Income (Expense). Other Income for the three-month period ending March 31, 2000, compared to the three-month period ending March 31, 1999, decreased from $18,479 to ($4,340). This is due to a decrease in vendor refunds and an increase interest expense for short term borrowing by the Company.

         Net Income (Loss). For the three-month period ending March 31, 2000, the Company had a net loss of $67,207 or $0.01 per share as compared to a net loss of $31,311 or $0.00 per share for the three-month period ending March 31, 1999. The loss increased from 9% of net sales for the three-month period ending March 31, 1999, to 17% of net sales for the three-month period ending March 31, 2000. This increase was due in part to the company initiating salaries for officers, and was mitigated with the volume of sales approaching a break-even figure

         Liquidity and Capital Resources. Since its inception, the Company has financed its cash requirements from cash generated from operations, the sale of equity securities, vendor lines of credit and long-term and short-term debt. The Company's principal sources of liquidity as of March 31, 2000, consisted of approximately $33,562 in cash and cash equivalents and $216,242 in Trade accounts receivable, net.

         Total assets increased from $393,105 as of the period ended March 31, 1999, to $510,938 for the period ended March 31, 2000. This increase was due primarily to an increase in inventory from $97,564 to $229,869. Total liabilities decreased from $366,654 as of the period ended March 31, 1999, to $344,958 for the period ended March 31, 2000. The decrease was attributable to a decrease in accounts payable from $287,705 to $272,750, an increase in accrued expenses from $30,151 to $72,208, and the repayment of a note which amounted to $48,797 at March 31, 1999.

         The Total Shareholders Equity increased from $26,452 as of the period ended March 31, 1999, to $165,980 as of the period ended March 31, 2000. For the nine-month period ended March 31, 2000, the Company sold common shares of stock for $464,625.

         Material events and uncertainties. The Company anticipates that it will continue to operate on a negative cash flow basis for the next 18 months. This will require the Company to continue to raise additional capital, factor accounts receivable or obtain additional debt financing. Additionally, the Company must be able to continue to develop expanded markets and consumer acceptance of it's products.

         Forward Looking Statements. Certain of the statements contained in this document involve risks and uncertainties. The future results of the Company could differ materially from those statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in this document.

         While the Company believes that these statements are accurate, the Company's business is dependent upon general economic conditions and various conditions specific to the food industry. Accordingly, future trends and results cannot be predicted with certainty.

                                   PROPERTIES

         Third party contractors produce and ship the products of the Company. Accordingly, the only facilities utilized by the Company are 500 square feet of office space located at 180 Newport Center Drive, Suite 180, Newport Beach, California. The Company occupies the space pursuant to a lease agreement in which the lease is renewed annually. The Company believes that if it should ever lose the lease, it would not be difficult to obtain a comparable and satisfactory office location.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There is no public trading market for the common stock. There are outstanding options to purchase 3,750,000 shares of common stock at a price of $0.25 per share and options to purchase 2,350,000 shares of common stock at a price of $.75 per share. 326,666 shares of common stock presently outstanding may be sold without restriction because it was issued pursuant to Rule 504 during time periods when Rule 504 allowed for the issuance of shares which would not be restricted by Rule 144. 9,250,000 shares of common stock presently outstanding may be sold with restriction pursuant to Rule 144(k) promulgated under the Securities Act of 1933, and 6,579,300 shares may be sold subject to complying with all of the terms and conditions of Rule 144, except the one-year holding period which has been satisfied. The Company has agreed to register 2,638,908 common shares is not planning a registered offering at the present time.

         Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

                  At April 19, 2000, there was approximately 165 holders of record of the Company's Common Stock.

                             Executive Compensation

         The Company's agreement with its three officers is that each shall receive a salary of $10,000.00 per month with the reservation that salary will neither be paid nor accrue until such time as the Company is proftable. However, in 1999, the Company did pay Mr. Damion and Mr. Grandsaert a total of $15,000.00 each.

         The officers have been granted options to purchase common shares of stock in the Company. Mr. Damion and Mr. Rodriguez have each received options to purchase 1,500,000 common shares for $0.25 per share and 500,000 common shares for $.75 per share. Mr. Grandsaert has received options to purchase 650,000 common shares for $0.25 per share and 1,350,000 common shares for $.75 per share.

                              FINANCIAL STATEMENTS


                         Golden Choice Foods Corporation


                              Financial Statements

                                   (Unaudited)


                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

                         Golden Choice Foods Corporation

                        Index to the Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999




         Financial Statements of Golden Choice Foods (Unaudited):

                  Balance Sheet, March 31, 2000                                                             22

                  Statements  of  Operations  For the  Three  Month and Nine
                      Month Periods Ended March 31, 2000 and 1999                                           24

                   Statement  of  Shareholders'  Deficit  For the Nine Month
                      Period Ended March 31, 2000                                                           25

                   Statement  of Cash  Flows  For  the  Nine  Month  Periods
                      Ended March 31, 2000 and 1999                                                         26

         Notes to the Financial Statements (Unaudited)                                                      28


                         Golden Choice Foods Corporation

                                  Balance Sheet

                                   (Unaudited)

                                 March 31, 2000
--------------------------------------------------------------------------------




                                     ASSETS

        Current assets:
           Cash and equivalents                                    $     33,562
           Trade accounts receivable, net                               216,242
           Inventories                                                  229,869
           Prepaid expenses                                               2,297
                                                                   ------------

                Total current assets                                    481,970

        Notes receivable from officer                                    10,442
        Property and equipment, net                                       1,951
        Intangible assets, net                                            4,296
        Other assets                                                     12,279
                                                                   ------------

           Total assets                                            $    510,938
                                                                   ============




    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                                  Balance Sheet

                                   (Unaudited)

                                 March 31, 2000
--------------------------------------------------------------------------------


                                       LIABILITIES AND SHAREHOLDERS' DEFICIT


      Current liabilities:
        Accounts payable                                           $    258,244
        Accounts payable, related party                                  14,506
        Accrued payroll                                                  45,169
        Other accrued expenses                                           27,039
                                                                   ------------

      Total liabilities                                                 344,958

      Commitments and contingencies

      Shareholders' deficit:
           Common stock; $0.001 par value; 10,000,000
              shares authorized; 8,905,432 shares
              issued and  outstanding at March 31, 2000.                  8,905
           Additional paid-in capital                                 1,632,713
           Accumulated deficit                                       (1,474,663)

      Amount receivable from officer on common stock                       (975)
                                                                   ------------

      Total shareholders' equity                                        165,980

      Total liabilities and shareholders' deficit                  $    510,938
                                                                   ============



    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Operations

                                   (Unaudited)

   For the Three Month and the Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------



                                                       For the Three Month                 For the Nine Month
                                                     Periods Ended March 31,            Periods Ended March 31,
                                                     2000             1999              2000             1999

        Net sales                                $  404,167       $   338,590       $  934,216      $   553,221
        Cost of sales                               300,717           257,375          704,033          432,401
                                                 ----------       -----------       ----------      -----------

           Gross profit                             103,450            81,215          230,183          120,820

        Selling expenses                             53,640            58,096          166,106          109,677
        General and administrative expenses         111,839            72,909          304,718          139,257
                                                 ----------       -----------       ----------      -----------

           Loss from operations                     (62,029)          (49,790)        (240,641)        (128,114)
                                                 ----------       -----------       ----------      -----------

        Other income (expense):
           Other Income (expense)                      (798)           18,787             (799)          18,787
           Interest expense                          (3,901)             (597)          (7,583)          (1,593)
           Interest income                              359               289              736              830
                                                 ----------       -----------       ----------      -----------

                                                     (4,340)           18,479           (7,646)          18,024
                                                 ----------       -----------       ----------      -----------

Loss before provision for income taxes              (66,369)          (31,311)        (248,287)        (110,090)
        Provision for income taxes                     (838)                -             (838)               -
                                                 ----------       -----------       ----------      -----------

        Net loss                                 $  (67,207)      $   (31,311)      $ (249,125)     $  (110,090)
                                                 ==========       ===========       ==========      ===========



        Net loss per share, basic and diluted         (0.01)                -       $    (0.03)     $     (0.01)
                                                 ==========       ===========       ==========      ===========


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                       Statement of Shareholders' Deficit

                                   (Unaudited)

                 For the Nine Month Period Ended March 31, 2000

--------------------------------------------------------------------------------



                                                                      Additional  Amount Receivable                      Total
                                           Common        Common        Paid-in    From Officer on      Accumulated    Shareholder's
                                           shares        stock         capital     Common Stock          Deficit        Deficit
                                         ---------     --------       ----------  -----------------    -----------    -------------


Balance, June 30, 1999                    8,528,183    $  8,529       $ 1,168,463    $     (975)       $(1,225,538)    $  (49,521)

  Common shares issued pursuant
    to a private placement offering         342,499         342           464,284             -                  -        464,626

  Common shares issued as commission         34,750          34               (34)            -                  -              -

  Net loss                                        -           -                 -             -           (249,125)      (249,125)
                                          ----------   --------       -----------    ----------        -----------     ----------



Balance, March 31, 2000                   8,905,432    $  8,905       $ 1,632,713    $     (975)       $(1,474,663)    $  165,980
                                          ==========   ========       ===========    ==========        ===========     ==========


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                             Statement of Cash Flows

                                   (Unaudited)

            For the Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------



                                                                                     For the Nine Month
                                                                                   Periods Ended March 31,
                                                                                     2000             1999
                                                                                     ----             ----

      Cash flows from operating activities:

      Net loss                                                                    $  (249,125)      (110,090)
      Adjustments to reconcile net loss to net
        cash used by operating activities:
           Depreciation                                                                 1,442          5,635
           Amortization                                                                 1,032          1,086
           Provision for losses on trade accounts receivable                            8,000              -
      Decrease (increase) in assets:
           Trade accounts receivable                                                 (101,609)      (191,836)
           Inventories                                                                (61,567)       (75,298)
           Prepaid expenses                                                            26,511         (2,103)
           Other assets                                                                13,756           (591)
      Increase (decrease) in liabilities:
           Accounts payable                                                           (66,462)       250,184
           Accounts payable, related party                                             (7,859)       (14,734)
           Other current liabilities                                                   38,798          7,242
                                                                                  -----------      ---------

      Net cash used in operating activities                                          (397,083)      (130,505)
                                                                                  -----------      ---------

      Cash flows provided by (used in) investing activities:

           Acquisition of intangible assets                                                 -         (1,908)
           Purchases of property and equipment                                           (656)        (1,197)
           (Increase) decrease of notes receivable from an officer                      9,446         (2,780)
                                                                                  -----------      ---------

      Net cash provided by (used in) investing activities                               8,790         (5,885)
                                                                                  -----------      ---------


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                             Statement of Cash Flows

                                   (Unaudited)

            For the Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------



                                                                                     For the Nine Month
                                                                                   Periods Ended March 31,
                                                                                     2000             1999
                                                                                     ----             ----


      Cash flows provided by financing activities:

           Payment on a note payable to officers                                  $   (32,000)        32,000
           Proceeds from issuance of notes payable to others                          (15,000)        (7,000)
           Proceeds from the issuance of common stock                                 464,590        130,000
                                                                                  -----------      ---------

      Cash provided by financing activities                                           417,590        155,000
                                                                                  -----------      ---------

      Net increase (decrease) in cash                                                  29,297         18,610

      Cash and equivalents at beginning of year                                         4,265         29,310
                                                                                  -----------      ---------

      Cash and equivalents at end of year                                         $    33,562         47,920
                                                                                  ===========      =========



                Supplemental Disclosures of Cash Flow Information


      Interest paid                                                                     8,020              -

      Income taxes paid                                                                   838              -





    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------


1.    Basis of Presentation
      ---------------------

      In the opinion of the Golden Choice Foods Corporation (the "Company"), the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, except as noted elsewhere in the notes to the condensed financial statements, necessary to present fairly its financial position as of March 31, 2000, the results of its operations for the three month and nine month periods ended March 31, 2000 and 1999, the related statement of shareholders' deficit for the nine month period ended March 31, 2000 and the related statements of cash flows for the nine month periods ended March 31, 2000 and 1999. These statements are condensed and therefore do not include all of the information and footnotes required by generally accepted accounting principals for complete financial statements. The statements should be read in conjunction with the financial statements and footnotes included elsewhere in Golden Choice's financial statements for the year ended June 30, 1999. The results of operations for the nine months ended March 31, 2000 are not necessarily indicative of the results to be expected for the full year.

2.    Description of the Company's Business
      -------------------------------------

      The Company was formed in April 1996 in Delaware and is engaged in the purchase and wholesale distribution of snack food products. Sales of the Company's snack food products commenced in fiscal year 1997.

      The Company's product for the past 21 months has consisted of its new potato-based snack food called "G.O.T. Fries". This product is produced to Company specifications by third party food processors ("co-packers"). Individual product bags and shipping boxes are designed by the Company and provided to the co-packers. The Company's co-packers currently produce the products in Chicago, Illinois and will soon be packing in Southern California. In general, the co-packers produces and packs the product, while the Company maintains responsibility for shipping the products.

      The Company is concentrating its efforts on the distribution of "G.O.T. Fries" through retail grocery chains, mass merchandisers, convenience stores and food service outlets. The Company plans to introduce one or two new products in the fiscal year ended June 30, 2000.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------


3.    Notes Payable
      -------------

      During the first quarter of the fiscal year ended June 30, 2000, the Company obtained an amendment to the terms of a note payable. The original maturity date of October 7, 1999 was extended until June 30, 2000, with the remaining principal of $8,500 and accrued interest due and payable on that date. This note was paid in full in the third quarter of the fiscal year ended June 30, 2000.

      During the second quarter of the fiscal year ended June 30, 2000, the Company received proceeds of $90,000 from the issuance of three separate notes payable. The notes bear interest at rates ranging from 13% to 73%, with principal and interest due at maturity, these notes were paid in full in the third quarter of the fiscal year ended June 30, 2000.

4.    Deferred Income Taxes
      ---------------------

      The components of the provision for income taxes are as follows:


                                                      For the Nine Month
                                                    Periods Ended March 31,
                                                      2000         1999
                                                      ----        -----
     Current tax expense:
           Federal                                   $  800      $  800
           State                                          -           -
                                                     ------      ------

                                                        800         800
                                                     ------      ------
        Deferred tax expense:
           Federal                                        -           -
           State                                          -           -
                                                     ------      ------
                                                          -           -
                                                     ------      ------

           Total provision                              800         800
                                                     ======      ======

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------

4.    Deferred Income Taxes, Continued
      --------------------------------

      Significant components of the Company's deferred income tax assets and liabilities at March 31, 2000 and 1999 are as follows:

                                                        For the Nine Month
                                                       Periods Ended March 31,
                                                       2000             1999
                                                       ----             ----
        Deferred income tax assets:
           Net operating loss carryforward        $  620,165        $   477,842
           Allowance for doubtful accounts             7,353                857
           Depreciation                                  485                485
           Other                                         272                272
                                                  ----------        -----------

        Total deferred income tax asset              628,275            479,456
           Valuation allowance                      (628,275)          (479,456)
                                                  ----------        -----------

           Net deferred income tax asset                   -                  -
                                                  ==========        ===========

      The Company, based upon its history of losses and management's assessment of when operations are anticipated to generate taxable income, has concluded that it is more likely than not that none of the net deferred income tax assets will be realized through future taxable earnings and has established a valuation allowance for them.

      Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                       For the Nine Month
                                                      Periods Ended March 31,
                                                       2000             1999
                                                       ----             ----

        Tax expense at U.S. statutory rate           (34.0)%           (34.0)%
        State tax provision                            0.3               0.7
        Other                                          0.4               0.7
        Change in valuation allowance                 33.6              33.3
                                                     -------           ------

           Effective income tax rate                   0.3 %             0.7%
                                                     =======           ======

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------

4.    Deferred Income Taxes, Continued
      --------------------------------

      The Company also has Federal and state net operating loss carryforwards of $1,448,290 and $1,445,090 respectively. The Federal and state net operating loss carryforwards will begin to expire in the years 2018 and 2003, respectively.

5.    Contingencies
      -------------

      Lack of Insurance Coverage

      The Company has operated from its inception in 1996 without the benefit of general and products liability insurance coverage. If the Company is held responsible for acts or events that are normally covered by general and product liability insurance that occurred during the uninsured period, it could have an adverse effect on operating results. Management has no knowledge of the existence of any such act or event that may have occurred during the uninsured period. The at-risk period varies by state based on each state's statute of limitation period.

6.    Loss Per Share
      --------------

      Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period.

      The computations of basic and diluted loss per common share are as follows:

                                                        For the Nine Month
                                                       Periods Ended March 31,
                                                        2000             1999
                                                        ----             ----
           Basic loss per common share:
                Net loss                         $     (67,207)   $    (31,311)
                Weighted-average shares
                   basic and diluted                 8,827,088       8,482,406
                                                 -------------    ------------

           Basic and diluted loss per
                   common share                  $       (0.01)   $          -
                                                 =============    ============

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------


6.    Loss Per Share, Continued
      -------------------------

                                                        For the Nine Month
                                                       Periods Ended March 31,
                                                        2000             1999
                                                        ----             ----

          Basic loss per common share:
                Net loss                         $    (249,125)   $   (110,090)
                Weighted-average shares
                   basic and diluted                 8,715,100       8,426,702
                                                 -------------    ------------

           Basic and diluted  loss per
               common share                      $       (0.03)   $      (0.01)
                                                 =============    ============


      The effect of the potentially dilutive securities listed below were not included in the computation of diluted loss per share, because to do so would have been antidilutive for the periods presented.

                                                        For the Three Month
                                                       Periods Ended March 31,
                                                        2000             1999
                                                        ----             ----

       Shares of common stock issuable under:
           Employee stock options                    1,825,000       1,825,000
           Nonemployee stock options                    50,000          50,000



                                                        For the Three Month
                                                       Periods Ended March 31,
                                                        2000             1999
                                                        ----             ----

        Shares of common stock issuable under:
           Employee stock options                    1,825,000       1,825,000
           Nonemployee stock options                    50,000          50,000

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

                                   (Unaudited)

                            As of March 31, 2000 and
    For the Three Month and Nine Month Periods Ended March 31, 2000 and 1999

--------------------------------------------------------------------------------

7.    Common Stock
      ------------

      Private Placement Offering

      During the first three quarters of the fiscal year ended June 30, 2000, the Company sold common stock pursuant to a private placement offering (which began in June 1998). Accordingly, the Company issued 342,499 shares of common stock at $1.50 per share with net proceeds totaling $464,626. In connection with the private placement offering, the Company issued 34,756 shares of common stock as a finder's fee.

                         Golden Choice Foods Corporation


                              Financial Statements


                      As of June 30, 1999 and 1998 and for
             Each of the Two Years in the Period Ended June 30, 1999

                         Golden Choice Foods Corporation


                        Index to the Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999
--------------------------------------------------------------------------------


         Report of Independent Auditors                                                                     1

         Financial Statements of Golden Choice Foods:

                  Balance Sheets, June 30, 1999 and 1998                                                    2

                  Statements  of  Operations  For  Each of the Two  Years in
                      the Period Ended  June 30, 1999                                                       4

                   Statements  of  Shareholders'  Equity For Each of the Two
                      Years in the Period Ended  June 30, 1999                                              5

                   Statements  of Cash  Flows  For Each of the Two  Years in
                      the Period Ended  June 30, 1999                                                       6

         Notes to the Financial Statements                                                                  8


                         REPORT OF INDEPENDENT AUDITORS




To the Board of Directors
Golden Choice Foods Corporation

We have audited the accompanying balance sheets of Golden Choice Foods Corporation as of June 30, 1999 and 1998 and the related statements of operations, shareholders' equity and cash flows for each of the two years in the period ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden Choice Foods Corporation as of June 30, 1999 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 1999, in conformity with generally accepted accounting principles.


/s/ Kelly & Company

Kelly & Company
Newport Beach, California
October 11, 1999

                         Golden Choice Foods Corporation

                                 Balance Sheets

                             June 30, 1999 and 1998

--------------------------------------------------------------------------------


                                                      ASSETS

                                                                                     1999             1998
                                                                                     ----             ----

        Current assets:
           Cash and equivalents                                                $      4,265     $      29,310
           Trade accounts receivable, net                                           122,624            13,420
           Inventories                                                              168,303            22,266
           Prepaid expenses                                                          28,808             1,600
                                                                               -------------    -------------

                Total current assets                                                324,000            66,596

        Notes receivable from officer                                                19,888            18,060
        Property and equipment, net                                                   2,737             9,131
        Intangible assets, net                                                        5,511             4,621
        Other assets                                                                 26,035            11,557
                                                                               -------------    -------------

           Total assets                                                        $    378,171     $     109,965
                                                                               =============    =============


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                                 Balance Sheets

                             June 30, 1999 and 1998

--------------------------------------------------------------------------------


                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                    1999             1998
                                                                                    ----             ----

      Current liabilities:
        Accounts payable                                                       $    324,706     $      37,616
        Accounts payable, related party                                              22,365            30,927
        Note payable, related party-current portion                                  37,000            22,000
        Other current liabilities                                                    33,620            13,851
                                                                               ------------     --------------
           Total current liabilities                                                417,691           104,394

      Notes payable, related party-long term portion                                 10,000                 -
                                                                               ------------     --------------

      Total liabilities                                                             427,691           104,394
                                                                               ------------     --------------

      Commitments and contingencies

      Shareholders' equity (deficit):
           Common   stock;   $0.001   par  value;   10,000,000   shares
              authorized;  8,528,183  and  8,385,517  shares issued and
              outstanding at June 30, 1999 and 1998, respectively.                    8,529             8,386
           Additional paid-in capital                                             1,168,464         1,008,607
           Accumulated deficit                                                   (1,225,538)       (1,010,447)
           Amount receivable from officer on common stock                              (975)             (975)
                                                                               ------------     --------------

      Total shareholders' equity (deficit)                                          (49,520)             5,571
                                                                               ------------     --------------

      Total liabilities and shareholders' equity                               $    378,171     $      109,965
                                                                               ============     ==============


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Operations

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

                                                                                    1999               1998
                                                                                    ----              -----

        Net sales                                                              $    834,925     $     305,030
        Cost of sales                                                               680,537           269,756
                                                                               ------------     -------------

           Gross profit                                                             154,388            35,274

        Selling expenses                                                            180,090           309,904
        General and administrative expenses                                         206,381           200,955
                                                                               ------------     --------------

           Loss from operations                                                    (232,083)         (475,585)
                                                                               ------------     --------------

        Other income (expense):
           Interest expense                                                          (2,204)           (2,154)
           Interest income                                                            1,120             1,286
           Other income                                                              18,876               820
                                                                               ------------     --------------
                                                                                     17,792               (48)
                                                                               ------------     --------------

        Loss before provision for income taxes                                     (214,291)         (475,633)
        Provision for income taxes                                                      800               800
                                                                               ------------     --------------

           Net loss                                                            $   (215,091)    $    (476,433)
                                                                               ============     ==============



           Net loss per share, basic and diluted                               $      (0.03)    $       (0.06)
                                                                               ============     ==============


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                       Statements of Shareholders' Equity

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


                                                                      Additional  Amount Receivable                      Total
                                           Common        Common        Paid-in    From Officer on      Accumulated    Shareholder's
                                           shares        stock         capital     Common Stock          Deficit        Equity
                                         ---------     --------       ----------  -----------------    -----------    -------------

Balance, June 30, 1997                   7,906,250     $  7,906       $   671,087    $  (975)          $  (534,014)    $  144,004

   Common shares issued in payment
       of debt                             120,000          120            59,880          -                     -         60,000
   Common shares issued in second
       private placement offering,
       net of offering costs               208,000          208           106,792          -                     -        107,000
   Common shares issued in third
       private placement offering           56,667           57            84,943          -                     -         85,000
   Common shares issued to private
       investors                            94,600           95            85,905          -                     -         86,000
   Net loss                                      -            -                -           -              (476,433)      (476,433)
                                         ---------     --------       -----------    -------           -----------     ----------

Balance, June 30, 1998                   8,385,517        8,386         1,008,607       (975)           (1,010,447)         5,571

   Common shares issued pursuant
       to a private placement offering      86,666           87           129,913          -                     -        130,000
   Common shares issued in payment
       of debt                              30,000           30            29,970          -                     -         30,000
   Common shares issued as commission       26,000           26               (26)         -                     -              -
  Net loss                                       -            -                 -          -              (215,091)      (215,091)
                                         ---------     --------       -----------    -------           -----------     ----------

Balance, June 30, 1999                   8,528,183     $  8,529       $ 1,168,464    $  (975)          $(1,225,538)    $  (49,520)
                                         =========     ========       ===========    =======           ===========     ==========



    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Cash Flows

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


                                                                                   1999               1998
                                                                                   ----               ----
      Cash flows from operating activities:

      Net loss                                                                 $  (215,091)      $  (476,433)
      Adjustments to reconcile net loss to net
        cash used by operating activities:
           Depreciation                                                              7,590             6,579
           Amortization                                                              1,366                 -
           Provision for losses on trade accounts receivable                         7,165                 -
            Obsolescence write down of inventory                                         -            57,324
      Decrease (increase) in assets:
           Trade accounts receivable                                              (116,368)           92,972
           Inventories                                                            (146,037)          (12,019)
           Prepaid expenses                                                        (27,208)           (1,600)
           Other assets                                                            (16,324)           (6,396)
      Increase (decrease) in liabilities:
           Accounts payable                                                        287,091           (46,616)
           Accounts payable, related party                                          (8,562)           14,743
           Other current liabilities                                                19,772            13,376
                                                                               -----------       -----------

      Net cash used in operating activities                                       (206,606)         (358,070)
                                                                               -----------       -----------
      Cash flows used in investing activities

           Acquisition of intangible assets                                         (1,415)           (3,961)
           Purchases of property and equipment                                      (1,197)           (2,445)
           Increase of notes receivable from an officer                               (828)             (800)
                                                                               -----------       -----------

      Net cash used in investing activities                                         (3,440)           (7,206)
                                                                               -----------       -----------

    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                            Statements of Cash Flows

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------





                                                                                   1999             1998
                                                                                   ----             ----
      Cash flows provided by financing activities:

           Proceeds from issuance of a note payable to officers                          -       $    22,000
           Proceeds from issuance of notes payable to others                    $   25,000                 -
           Proceeds from the issuance of common stock                              160,000           278,000
                                                                                ----------       -----------

      Cash provided by financing activities                                        185,000           300,000
                                                                                ----------       -----------

      Net decrease in cash                                                         (25,046)          (65,276)

      Cash and equivalents at beginning of year                                     29,310            94,586
                                                                                ----------       -----------

      Cash and equivalents at end of year                                       $    4,264      $     29,310
                                                                                ==========       ===========



                Supplemental Disclosures of Cash Flow Information


      Interest paid                                                                      -                 -

      Income taxes paid                                                                  -       $     2,400


      Supplemental Schedule of Non-Cash Investing and Financing Activities


      Satisfaction of debt through issuance of common stock:

        Liabilities satisfied                                                   $   30,000       $    60,000

        Shares issued                                                           $   30,000       $    60,000


    The accompanying notes are an integral part of the financial statements.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

1.    Description of the Company's Business
      -------------------------------------

      Golden Choice Foods Corporation (the "Company") was formed in April 1996 in Delaware and is engaged in the purchase and wholesale distribution of snack food products. Sales of the Company's snack food products commenced in fiscal year 1997.

      The Company's products in the year ended June 30, 1998 consisted of various flavored rice-based snack foods. During the year ended June 30, 1999, the Company added a new potato-based snack food called "G.O.T. Fries". All products are produced to Company specifications by a third party food processor ("co-packer"). Individual product bags and shipping boxes are designed by the Company and provided to the co-packer located in Chicago, Illinois to package product orders. In general, the co-packer produces, packs, and ships the finished products directly to the customers.

      During the year ended June 30, 1999, the Company decided to concentrate its efforts on the distribution of "G.O.T. Fries" through mass market retailers. In connection with this change in distribution, the Company also decided to terminate the marketing of the rice product.

2.    Financial Results and Liquidity
      -------------------------------

      The Company has incurred net losses of $215,091 and $476,433 in fiscal years 1999 and 1998, respectively, and at June 30, 1999 has an accumulated deficit of $1,225,538. Despite its negative cash flows from operations of $206,606 and $358,070 in fiscal years 1999 and 1998, respectively, the Company has been able to secure additional operating capital through private funding sources. No assurances can be given that the Company can or will continue to obtain sufficient working capital through borrowing, the sale of the Company's securities, or that the sale of products will generate sufficient revenues in the future to sustain ongoing operations. However, the Company believes it has sufficient resources from recent sales of its equity securities to provide the cash necessary for its ongoing operations for the near future. The Company believes that the current market interest its products is strong and will enhance its ability to generate additional revenues from the sale of the Company's products.

3.    Summary of Significant Accounting Policies
      ------------------------------------------

      Revenue Recognition

      Revenues are recognized when the products are shipped.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements. Changes in these estimates and assumptions are considered reasonably possible and may have a material impact on the financial statements.

      Cash and Equivalents

      Cash and equivalents include amounts held in a money market account. The Company has no requirement for compensating balances. The Company did not have cash balances that exceeded the federally insured limits at June 30, 1999 and 1998.

      Inventories

      Inventories are stated at the lower of cost or market. Cost is determined on a standard cost basis, which approximates the first in-first out method of valuation. The Company's management monitors its inventories for excess, obsolete, and calendar date sensitive items and makes necessary valuation corrections when such adjustments are required.

      Property and Equipment

      Property and equipment are recorded at cost and are depreciated using the straight-line method over the expected useful lives noted below. The cost and related accumulated depreciation of assets are removed from the accounts upon retirement or other disposition, and the resulting profit or loss is reflected in the statement of operations. Renewals and betterments that materially extend the life of the assets are capitalized.

                                                                Estimated Useful
                                                                      Life
                                                                ----------------
                  Computer equipment                                 3 years
                  Furniture and fixtures                             3 years

      Intangible assets

      Intangible assets includes two patents and a trademark, which are amortized on a straight line basis over the estimated useful lives of the assets. Accumulated amortization was $1,366 at June 30,1999. The costs of obtaining patents and trademarks are recorded as deferred costs until the patent or trademark is granted.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Impairment of Long-Lived Assets

      The Company annually evaluates its long-lived assets, including identifiable intangible assets, such as its patents and trademarks for potential impairment. When circumstances indicate that the carrying amount of an asset is not recoverable, as demonstrated by the projected undiscounted cash flows, an impairment loss is recognized. The Company's management has determined that there was no such impairment present at June 30, 1999 and 1998.

      Income Taxes

      The Company accounts for deferred income taxes using the liability method. Deferred income taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting. Deferred tax assets and/or liabilities are classified as current and noncurrent based on the classification of the related asset or liability for financial reporting purposes, or based on the expected reversal date for deferred taxes that are not related to an asset or liability.

      Stock Based Compensation

      Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair-value-based method of accounting for stock-based employee and nonemployee compensation plans.

      The Company accounts for stock-based employee compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees as permitted by SFAS No.
      123. Compensation cost for stock options, if any, is measured as the excess of the market price of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Compensation cost is recorded over the requisite vesting periods based on the market value on the date of grant.

      Earnings per Common Share

      In 1997 the Financial Accounting Standards Board issued SFAS No. 128, Earnings Per Share. This pronouncement replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share, respectively. The Company has adopted SFAS No. 128. Earnings per common share have been calculated in accordance with the requirements of this statement for the years ended June 30, 1999 and 1998, respectively.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

3.    Summary of Significant Accounting Policies, Continued
      -----------------------------------------------------

      Advertising Costs

      Advertising costs are expensed when they are incurred. Advertising expense was $31,891 and $45,463 for the years ended June 30, 1999 and 1998, respectively.

4.    Trade Accounts Receivable
      -------------------------

      During the year ended June 30, 1999 and 1998, the Company maintained an allowance for doubtful accounts of $9,165 and $2,000 and recognized bad debt expense of $7,165 and $30,703, respectively. Collection on accounts previously written off are included in income as they are received.

5.    Inventories
      -----------

      Inventories consisted of the following:


                                                                                     For the Years Ended
                                                                                   June 30, 1999 and 1998
                                                                                -----------------------------

      Raw materials                                                             $   137,276      $     14,040
      Finished goods                                                                 31,027             8,226
                                                                                ------------     ------------

      Total inventories                                                         $   168,303      $     22,266
                                                                                ============     ============

6.    Notes Receivable from Officers
      ------------------------------

      Notes receivable from officers consisted of the following:


                                                                                     For the Years Ended
                                                                                   June 30, 1999 and 1998
                                                                                -----------------------------


      Uncollateralized notes receivable from officers
      of the Company with principal and accrued interest
      at 5% per annum due at maturity. The notes mature
      at various dates from July 2001 through May 2003.                         $    19,888      $     18,060
                                                                                -----------      ------------

      Total notes receivable from officers                                      $    19,888      $     18,060
                                                                                ============     ============

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


7.    Property and Equipment
      ----------------------

      Property and equipment consisted of the following:

                                                                                     For the Years Ended
                                                                                   June 30, 1999 and 1998
                                                                                -----------------------------

      Computer equipment                                                        $    21,747      $     20,550
      Furniture and fixtures                                                          1,724             1,724
                                                                                ------------     ------------

                                                                                     23,471            22,274

        Less: accumulated depreciation                                              (20,734)          (13,143)
                                                                                ------------     ------------

      Total property and equipment                                              $     2,737      $      9,131
                                                                                ===========      ============


      Depreciation expense for the years ended June 30, 1999 and 1998 was $7,591 and $6,579, respectively.

8.    Notes Payable
      -------------

      Note payable to related parties consisted of:

                                                                                     For the Years Ended
                                                                                   June 30, 1999 and 1998

      Notes payable with interest at 5% per annum,
      principal and interest due at  maturity,
      which ranges form June 2000 to September 2004.
      The notes are payable to a shareholder, and
      two entities which are owned by two officers
      of the Company.                                                           $    47,000      $     22,000
                                                                                -----------      ------------

           Less: Current portion                                                   (37,000)          (22,000)
                                                                                ------------     ------------

      Long term portion of notes payable                                        $    10,000      $          -
                                                                                ===========      ============

      Interest expense during the years ended June 30, 1999 and 1998 was $2,204 and $2,154, respectively.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

9.    Deferred Income Taxes
      ---------------------

      The components of the provision for income taxes are as follows:

                                                    For the Years Ended
                                                   June 30, 1999 and 1998
                                                   ----------------------
        Current tax expense:
           Federal                                   $    -      $    -
           State                                        800         800
                                                     ------      ------

                                                        800         800
                                                     ------      ------
        Deferred tax expense:
           Federal                                        -           -
           State                                          -           -
                                                     ------      ------
                                                          -           -
                                                     ------      ------

           Total provision                              800         800
                                                     ======      ======

      Significant components of the Company's deferred income tax assets and liabilities at June 30, 1999 and 1998 are as follows:

                                                       For the Years Ended
                                                     June 30, 1999 and 1998
                                                     ----------------------
        Deferred income tax assets:
           Net operating loss carryforward           $  517,533   $ 435,021
           Allowance for doubtful accounts                3,926         866
           Depreciation                                     485         490
           Other                                            272         272
                                                     ----------   ---------
        Total deferred income tax asset                522,216      436,649
           Valuation allowance                        (522,216)    (436,649)
                                                     ----------   ----------

           Net deferred income tax asset                     -            -
                                                     ==========   ==========

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


9.    Deferred Income Taxes, Continued
      --------------------------------

      Reconciliation of the effective tax rate to the U.S. statutory rate is as follows:

                                                        For the Years Ended
                                                       June 30, 1999 and 1998

        Tax expense at U.S. statutory rate              34.0%       (34.0)%
        State tax provision                              0.3          0.1

        Other                                            0.1          0.1
        Change in valuation allowance                  (34.0)        34.0
                                                       -----        -----

           Effective income tax rate                     0.4%         0.2%
                                                       =====        =====

      The Company also has Federal and state net operating loss carryforwards of $1,208,556 and $1,206,156, respectively. The Federal and state net operating loss carryforwards will begin to expire in the years 2018 and 2003, respectively.

10.   Commitments
      -----------

      The Company has an operating lease for its corporate office that expires December 31, 1999. Future minimum lease payments are $4,656 for the fiscal year ended June 30, 2000.

      Rental expense, resulting from the operating lease agreement, was $8,942 and $7,912 during the years ended June 30, 1999 and 1998, respectively.

      In 1997, the Company entered into an agreement with its co-packer to jointly purchase a piece of manufacturing equipment for production of the Company's products. Under the agreement, the co-packer assumes full title to the manufacturing equipment from the date of delivery. The net cost of the manufacturing equipment was $64,000. A down payment of $12,800 was paid by the Company, and the remaining $51,200 was paid by the co-packer. The Company's down payment was repaid by the co-packer by issuing a $.25 per case credit on Company product produced. At June 30, 1999 the entire down payment had been repaid by the co-packer. To satisfy the co-packers commitment of $51,200, the Company agreed to provide minimum purchase orders totaling 16,950 cases per month. If this minimum purchase is not met, a $.10 per case charge for the difference to cases actually produced and the minimum required is invoiced to the Company at the end of each month. The commitment is satisfied once the $.10 per case charges total $51,200. At June 30, 1999, the balance of the commitment remaining was $28,000.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


11.   Contingencies and Concentrations
      --------------------------------

      Lack of Insurance Coverage

      The Company has operated from its inception in 1996 without the benefit of general and products liability insurance coverage. If the Company is held responsible for acts or events that are normally covered by general and product liability insurance that occurred during the uninsured period, it could have an adverse effect on operating results. Management has no knowledge of the existence of any such act or event that may have occurred during the uninsured period. The at-risk period varies by state based on each state's statute of limitation period.

      Concentration of Credit Risk

      Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company sells products to both private companies and public sector entities supplying the food services industry. Exposure to losses on accounts receivable is principally dependent on the individual customer's financial condition, as credit sales are not collateralized. The Company monitors its exposure to credit loss and reserves those accounts receivable that it deems to be uncollectible. No single customer accounted for more than 10% of revenues for the years ended June 30, 1999 and 1998.

      Concentration of Product Co-Packers

      The Company contracts with a single co-packer to produce its products. Any interruption from this production source could adversely affect the Company's ability to supply customers and correspondingly its operating results.

12.   Stock-Based Compensation
      ------------------------

      On January 2, 1997, the Company granted options to its three officers and a vendor to purchase a total of 1,875,000 shares of its common stock at an exercise price of $ .50 per share. The exercise price is equal to the estimated fair market value of the stock at the date of grant. These options vest as follows and expire ten to sixteen years after the date they become vested.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


12.   Stock-Based Compensation, Continued
      -----------------------------------

                                                                    Options
                                                                   on Shares
                                                                   Of Common
                    Vesting Date                                     Stock
                    ------------                                   ---------

                January 1, 1998                                     300,000
                June 1, 1998                                        300,000
                January 1, 1999                                     106,250
                June 1, 1999                                        300,000
                January 1, 2000                                     106,250
                June 1, 2000                                        300,000
                January 1, 2001                                      81,250
                June 1, 2001                                        300,000
                January 1, 2002                                      81,250

      The following summarizes information about stock options granted and outstanding at June 30, 1999 and 1998, and changes during the years then ended:

                                                                         For the Years Ended June 30
                                                                    1999                         1998
                                                            ----------------------------------------------------
                                                                        Weighted                        Weighted
                                                                         Average                         Average
                                                                        Exercise                        Exercise
                                                            Shares        Price              Shares       Price
                                                            ------      --------             ------     --------

           Outstanding at beginning of year                 1,875,000  $   0.50              1,875,000  $   0.50
           Granted                                              -             -                  -             -
                                                            -------------------              -------------------
           Outstanding at end of year                       1,875,000  $   0.50              1,875,000  $   0.50
                                                            ===================              ===================

      Options exercisable at June 30, 1999 and 1998 were 1,006,250 at $.50 per share, and 600,000 at $.50 per share respectively.

      SFAS No. 123, Accounting for Stock-Based Compensation, requires the use of option valuation models to provide supplemental information regarding options granted after 1994. Pro forma information regarding net income and earnings per share shown below was determined as if the Company had accounted for its employee stock options under the fair value method of that statement.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


12.   Stock-Based Compensation, Continued
      -----------------------------------

      The fair value of each option granted was estimated at the date of grant using the Black-Scholes Option Pricing Model (the "BSOPM"), but excluding expected volatility of the stock price over the life of the option, as the Company's stock is not publicly traded. The exclusion of the volatility of the stock price in estimating the fair value of an option results in a minimum value for the option, which is considered to be a reasonable estimate of the fair value of a nonpublic entity's stock option. The weighted average assumptions used to calculate the minimum values of the stock options granted in 1997 are a dividend yield of 0%, risk-free interest rate at 5.28% and expected contractual life of 10 to 16 years. The weighted average fair value of options granted during 1997 was $.50.

      The BSOPM was developed for use in estimating the fair value of traded options. The Company's employee stock options have characteristics significantly different from those of traded options, such as vesting restriction and extremely limited transferability. In addition, the assumptions used in option valuation models are highly subjective, particularly the expected stock price volatility of the underlying stock. Because changes in these subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not provide a reliable single measure of the fair value of its employee stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized over the options' vesting periods. The pro forma effect on net loss for 1999 and 1998 may not be representative of the actual results had the Company accounted for the stock options using the fair value method.

                                                        For the Years Ended
                                                      June 30, 1999 and 1998
                                                      ----------------------

        Net loss, as reported                      $  (215,091)     $ (476,433)
        Pro forma net loss                         $  (303,125)     $ (650,922)
           Basic loss per share, as reported       $     (0.03)     $    (0.06)
           Pro forma basic loss per share          $     (0.03)     $     0.07

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


13.   Disclosures about Fair Values of Financial Instruments
      ------------------------------------------------------

      The  estimated  fair value amounts of all  financial  instruments,  on the
      Company's 1999 and 1998 balance sheets, have been determined by using available market information and appropriate valuation methodologies. Fair value is described as the amount at which the instrument could be exchanged in a current transaction between informed willing parties, other than in a forced liquidation. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The Company does not have any off balance sheet financial instruments.

      The following methods and assumptions were used by the Company in estimating fair value disclosures for financial statements:

           Cash and equivalents, accounts receivable, inventory, accounts payable, notes payable, and certain other current liability amounts approximate fair value due to the short term maturities of these instruments. Noncurrent notes receivable from officers are estimated by discounting future cash flows using the current rates at which loans with similar credit risks would be made. The notes receivable from officers with carrying amounts of $19,888 and $18,060 at June 30, 1999 and 1998, respectively, have estimated fair values of $16,238 and $16,876, respectively at those dates.

14.   Related Party Transactions
      --------------------------

      Accounting and MIS Consultants

      Since inception, the Company has outsourced their monthly accounting functions and management information service requirements to a consulting group. On January 2, 1997, the consulting group was granted options to purchase 50,000 shares of the Company's common stock at an exercise price of $ .50 per share for past consulting services performed. In January 1999, the Company issued to the consulting group 30,000 shares of common stock for the $30,000 in accounts payable owed to the consulting group at June 30, 1998.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

14.   Related Party Transactions. Continued
      -------------------------------------

      Officer Compensation

      The three officers of the Company have each elected not to receive compensation for their performance as full-time employees of the Company. At the time the Company becomes profitable, the officers will then draw salaries. The officers do not have employment contracts with the Company.

      Majority Ownership

      A corporate entity controlled by two of the officers and directors of the Company owns 4,573,750 shares (54%) of the Company's outstanding common stock. Those same individuals also have been granted options to purchase
      1.5 million shares of the Company's common stock.

15.   Earnings Per Share
      ------------------

      Basic and diluted loss per common share have been computed by dividing the loss available to common shareholders by the weighted-average number of common shares for the period. The computations of basic and diluted loss per common share are as follows:

                                                       For the Years Ended
                                                     June 30, 1999 and 1998
                                                     ----------------------
           Basic earnings per common share:
                Net loss                          $  (215,091)  $  (476,433)
                Weighted-average shares
                     basic and diluted              8,444,071     8,171,281
                                                  ------------  -----------

           Basic and diluted  loss per
                     common share                 $     (0.03)  $     (0.06)
                                                  ===========   ===========

      The effect of the potentially dilutive securities listed below were not included in the computation of diluted loss per share, because to do so would have been antidilutive for the periods presented.

                                                       For the Years Ended
                                                     June 30, 1999 and 1998
                                                     ----------------------

       Shares of common stock issuable under:
           Employee stock options                   1,825,000     1,825,000
           Nonemployee stock options                   50,000        50,000

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------

16.   Common Stock
      ------------

      Private Placement Offerings

      In February 1998, the Company completed a private offering of 208,000 shares of Class A common stock at a price of $1.50 per share. The proceeds from the offering were $312,000 of which the Company received $107,000 that were used to finance working capital. The Company engaged J.C. Campbell Company ("JCC") to sell a minimum of 20 and a maximum of 80 units at $15,000 per unit. Each unit consisted of 10,000 shares of the Company's common stock. Under the terms of the offering, JCC guaranteed the sale of all 80 units and a minimum of $400,000 in net proceeds to the Company. JCC was unable to perform relative to the terms of the offering, and the Company agreed to relieve JCC of its obligation and closed the offering at the amounts indicated above.

      In June 1998, the Company began a third private offering to sell a minimum of 3 and a maximum of 35 units of its common stock at $28,500 per unit. Each unit consists of 17,100 shares of Class A and 1,900 shares of Class B common stock. However, the Company has only one class of common stock authorized. At June 30, 1998, a total of 56,667 shares of Class A common stock were issued at $1.50 per share with net proceeds totaling $85,000, and at June 30, 1999, a total of 86,666 shares of Class A common stock were issued at $1.50 per share with net proceeds totaling $130,000. The proceeds are to be used to finance production and general and administrative costs for the 1999 fiscal year.

      Common Shares Issued in Exchange for Debt

      In October 1997, the Company issued 120,000 shares of common stock at market value in payment of debt of $60,000 to note holders at June 30, 1997.

      In January 1999, the Company issued 30,000 shares of common stock in full payment of $30,000 of accounts payable.

      Issuance of Common Stock to Private Investors

      In January 1998, the Company issued 86,000 shares of common stock at a price of $1.00 per share to two private investors, who are not related to the Company. The Company issued 8,600 common shares, at the par value, to a third party as a finder's fee.

                         Golden Choice Foods Corporation

                          Notes to Financial Statements

           For Each of the Two Years in the Period Ended June 30, 1999

--------------------------------------------------------------------------------


17.   Impact of the Year 2000 (Unaudited)
      ----------------------------------

      The Company anticipates that the Year 2000 could impact the business of the Company. Many business software applications use only the last two digits to indicate the applicable year. Unless these programs are modified, computers running time-sensitive software may be unable to distinguish between the year 1900 and the year 2000, which would result in system failures, miscalculations, and general disruption of operations, including, among other things, a temporary inability to process transactions or engage in other normal business activities. Many Year 2000 problems might not be readily apparent when they first occur, but instead, could imperceptibly degrade technology systems and corrupt information stored in computerized databases, in some cases before January 1, 2000.

      The Company has updated their computer systems and does not believe the Year 2000 issue will pose significant problems for the Company's computer systems. The Company recognizes, however, that the Year 2000 issue could have a material impact on the operations of the Company. There is no guarantee that the systems of other companies on which the Company's systems rely will be timely readied for the Year 2000. Moreover, there can be no guarantee that the Company's suppliers, customers, or other parties with whom the Company does business will not experience significant Year 2000 problems, which might result in an adverse effect on the Company's operations.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         Transactions with promoters. Richard Damion and Joseph R. Rodriguez, Jr. were the promoters of Golden Choice. At the time of the organization of Golden Choice, each promoter received 2,000,000 common shares in exchange for an investment in Golden Choice of $6,000. Other disclosure applicable to this section is set forth in the section discussing executive compensation.


                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with the accountants of Golden Choice since the formation of Golden Choice required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

         The validity of the sale of shares of Golden Choice's common stock offered hereby has been passed upon for Golden Choice by Fabian & Clendenin, located in Salt Lake City, Utah.

                                     EXPERTS

The Balance Sheets as of June 30, 1999 and 1998 and the Statements of Income, Shareholders Equity, and Cash Flows, for each of the 2 years in the period ended June 30, 1999, included in this Form SB-2, have been included herein and reliance on the report of Kelly & Company, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                    WHERE CAN YOU FIND ADDITIONAL INFORMATION

         A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to digitalpreviews.com and the units offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office location at 7 world Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office location at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the Commission upon the payment of certain fees prescribed by the Commission. The Commission also maintains a site on the world wide wed at http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                TABLE OF CONTENTS

                                      Page
Risk Factors...........................0
Use of Proceeds........................0
Dividend Policy........................0
Capitalization.........................0
Dilution...............................0
Management's Discussion and
Analysis of Financial Condition and
Results of  Operations.................0
Business...............................0
Management.............................0
Certain Transactions...................0
Prinicpal Stockholders.................0
Description of Capital Stock...........0
Shares Eligible for Future Sale........0
Underwriting...........................0
Legal Matters..........................0
Experts................................0
Additional Information.................0
Index to Financial Statements..........0

Until all shares registered are sold or until 25 days after the effective date of this prospectus, whichever is later, all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotments of subscriptions.

No dealer, salesperson or other individual has been authorized to give any information or to make any representation not contained in this Prospectus in connection with the Offering. If given or made, such information or representation must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation eliminate, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages for breaches of fiduciary duties. The Articles of Incorporation do not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Nevada Corporate Code or
(iv) for any transaction from which the director derived an improper personal benefit.

         The Company's Bylaws provide that the Company shall indemnify its directors, officers, employees, and against to the fullest extent permitted under the laws of the state of Nevada. In addition, the Company has entered or will enter into indemnification agreements with its directors and officers that provide for indemnification in addition to the indemnification provided in the Company's Bylaws. The indemnification agreements contain provisions that may require the Company, among other things, to indemnify its directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of the Company or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers. The Company will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which the Company is required to indemnify them, subject to certain exclusions.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBTUION

Accounting                                              $    18,000  *
Attorney Fees                                           $    25,000  *
Printing Expense                                        $     1,000  *
Registration Fees - SEC                                 $     1,393
Transfer Agent                                          $     2,000  *
                                                        -----------
          Total Offering Expense                        $    47,393  *

     *   These figures represent estimations by management.

                     RECENT SALES OF UNREGISTERED SECURITIES

         Beginning on July 25, 1997, and ending on February 12, 1998, Golden Choice sold 338,000 common shares at a price of $0.50 per share in a series of transactions not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 22 persons close to Golden Choice and/or its officers and directors, no public solicitation took place and no selling commissions were received by the officers and directors who sold the shares.

         On January 12, 1998, Golden Choice sold 20,000 shares of Golden Choice's common stock for cash at $1.00 per share, or $20,000. The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         On January 20, 1998, Golden Choice sold 66,000 shares of Golden Choice's common stock for cash at $1.00 per share, or $66,000. The transaction was an isolated transaction with a person having a close affiliation with either the Company or with an officer of the Company and was exempt from registration under the Securities Act of 1933 (the "Act") pursuant to Section 4(2) of the Act because of not being part of a public offering.

         Beginning on July 12, 1999, and ending on April 2, 2000, Golden Choice sold 627,818 common shares at a price of $1.50 per share in a series of transactions not involving any public offering within the meaning of section 4(2) of the Securities Act of 1933 (the "Act") and therefore exempt from registration under section 5(a) of the Act. The shares were sold to a total of 43 persons close to Golden Choice and/or its officers and directors, no public solicitation took place. Offering proceeds totaled $941,727. The non-public offering was also exempt from registration under section 5(a) of the Act pursuant to rule 504 promulgated under Regulation D in that:
o Golden Choice was not subject to the reporting requirements of section 13 or 15(d) of the Securities and Exchange Act of 1934;
o     Golden Choice was not an investment company;
o Golden Choice was not a development stage company that either had no specific business plan or purpose or had indicated that its business plan was to engage in a merger or acquisition with an unidentified company or companies, or other entity or person;
o The aggregate selling price for the Shares did not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months before the start of and during the offering, in reliance on any exemption under the section 3(b) of the Act, or in violation of section 5(a) of the Act.

                                    EXHIBITS

         Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

3.1      Articles of Incorporation
3.2      By-Laws
23       Consent of Experts & Counsel
27       Financial Data Schedule


                                  UNDERTAKINGS

Golden Choice will:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration to:
         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;
         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
         (iii) Include any additional or changed material information on the plan of distribution.
         (2) For determining liability under the Securities Act, treat each post-effective amendment as anew registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         If an underwriter is used in the offering, Golden Choice will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
         Insofar as indemnification for liabilities arising under the Securities act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Newport Beach, State of California, on July ___, 2000.

                                       Golden Choice Foods Corporation, a Nevada corporation

                                       By:  /s/ Joseph R. Rodriguez, Jr.
                                          --------------------------------------
                                             CEO

         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ Joseph R. Rodriguez, Jr.                                     July ____, 2000
---------------------------
Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer,
         and Director


/s/ Richard Damion                                               July ____, 2000
---------------------------
Vice President and Director



/s/ A. R. (Bud) Grandsaert, Jr.                                  July ____, 2000
---------------------------
President and Director


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